UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

BAKER HUGHES, A GE COMPANY			BAKER HUGHES, A GE COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road
Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2018, Baker Hughes, a GE company (the “Company”) granted a one-time equity-based performance and retention award to Lorenzo Simonelli, the Company’s Chairman, President & Chief Executive Officer. The award is intended to incentivize Mr. Simonelli to deliver significant value to shareholders over the next five years.

The award consists of 60% outperformance share units (“OPSUs”) and 40% restricted stock units (“RSUs”). The initial value of the award, based on the closing price of a share of the Company’s Class A Common Stock on the grant date and assuming that the OPSUs are earned at the target amount, is $3,000,000. The ultimate value of the award will depend on the extent to which the OPSUs are earned based on actual performance and the share prices on the dates that the award vests and the shares are delivered.

The OPSUs and RSUs are both subject to a five year vesting schedule, with 50% vesting on June 1, 2021 and 50% vesting on June 1, 2023. This backloaded vesting schedule is intended to encourage Mr. Simonelli to remain with the Company for the entire five years.

The OPSUs are also subject to a total shareholder return (“TSR”) performance goal that is measured on both an absolute and a relative basis over the three-year performance period ending May 31, 2021:

•	If the Company’s TSR per year is 10%, the OPSUs are earned at the target amount.

•	If the Company’s TSR per year is at least 20% and is at or above the median TSR per year of a peer group consisting of the companies in the PHLX Oil Service Sector index plus TechnipFMC plc, the OPSUs are earned at 300% of target.

•	No OPSUs are earned unless the Company’s TSR per year is at least 5%.

These design features, whereby the OPSUs may pay out at up to 300% of target but with no payout if the threshold 5% absolute TSR per year goal is not attained, are intended to encourage exceptional performance while generally being less dilutive to shareholders than traditional stock appreciation awards such as stock options.

The payout of the OPSUs is also subject to the following modifications:

•	If the Company’s TSR per year is below the median TSR per year of the peer group:

o	If the payout otherwise would be at 300% of target, the payout is reduced to 150% of target.

o	If the payout otherwise would be between 100% and 300% of target, the payout is reduced proportionately (e.g., a payout that otherwise would be at 200% of target is reduced to 125% of target).

•	If the value of the shares that are otherwise deliverable based on performance exceeds a specified multiple of the value of the shares as of the grant date, the number of shares delivered is reduced to the number of shares with a value equal to that multiple, as follows:

o	If the Company’s TSR per year is at or above the median TSR per year of the peer group, the multiple is 6 times.

o	If the Company’s TSR per year is below the median TSR per year of the peer group, the multiple is 4 times.

The OPSUs are not eligible for dividend equivalents.

Mr. Simonelli generally must remain employed through the vesting dates to be eligible to earn the OPSUs, with the service requirement deemed fully or partially attained on specified terminations of employment. On a change in control (as defined in the award agreements) that occurs prior to the end of the three-year performance period, the performance goal is deemed attained based on TSR per year measured over the portion of the performance period ending on the day prior to the change in control, and the OPSUs remain subject to the service requirement.

The description of the performance and retention award contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the award agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Outperformance Share Unit Award Agreement between the Company and Lorenzo Simonelli, dated as of June 1, 2018.

Exhibit 10.2	Restricted Stock Unit Award Agreement between the Company and Lorenzo Simonelli, dated as of June 1, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES, A GE COMPANY

Dated: June 1, 2018	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary

BAKER HUGHES, A GE COMPANY, LLC

Dated: June 1, 2018	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary